CONSENT OF INDEPENDENT ACCOUNTANTS We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Talen Energy Corporation of our report dated March 17, 2015 relating to the financial statements of RJS Generation Holdings LLC, which appears in the Registration Statement on Form S-1 of Talen Energy Corporation (File No. 333-207033). /s/ PricewaterhouseCoopers LLP Austin, Texas December 29, 2015 Exhibit 23.2